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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Smith's Beverage of Wyoming, Inc., a Wyoming corporation.

Western Property Investment Group, Inc., a California corporation.

Treasure Valley Land Company, L.C., an Idaho limited liability company.